Exhibit 10.16.0

                     UCAR CARBON COMPENSATION DEFERRAL PLAN
               (As Amended and Restated Effective March 31, 2003)



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                     UCAR CARBON COMPENSATION DEFERRAL PLAN



                                   ARTICLE I

                                    PURPOSE

     1.1 The purpose of this Plan is to (i) allow Eligible Employees to defer up to 85% of their Variable Compensation, (ii) allow Eligible Employees to defer up to 50% of their base salary, and (iii) (prior to April 1, 2003 only) allow Eligible Employees to defer a portion or all of their lump sum payments otherwise payable from the SRIP, ERIP and/or EBP. Effective March 31, 2003, the Plan shall also provide for (iv) the deferral of certain lump sum benefit amounts transferred from the SRIP, ERIP and EBP, (v) an additional contribution for Eligible Employees with Employer Retirement Contributions lost under the Savings Plan because of the limitations imposed under Section 401(a)(17) of the Code, and (vi) an Additional Matching Contribution for Participants who defer up to 5% of their compensation in excess of the Code Section 401(a)(17) limit (for the relevant year) under this Plan. Effective October 31, 2003, the Plan shall also provide for the deferral of certain lump sum benefit amounts transferred from the UCAR TCN Pension Plan.

     1.2 This restatement of the Plan shall be effective for amounts payable on or after March 31, 2003. Article II

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                                   ARTICLE II

                                   DEFINITIONS

     2.1 "Additional Matching Contributions" shall mean the amounts credited to a Participant's account pursuant to Section 5.5(b).

     2.2 "Administrative Committee" means the Non-qualified Plans Administrative Committee of the Company.

     2.3 "Applicable Investment Fund Rate" means the difference between the value of each of the applicable investment funds as selected by the Administrative Committee and communicated to the Participants determined on a fund by fund basis, as of (i) the later of the Date of Deferral or the effective date of a Participant's election under Section 8.2(c), and (ii) the relevant valuation date for determining the amount of earnings of such investment fund in accordance with Article VIII. Such value shall include any hypothetical dividends and hypothetical capital gains distributions paid on such investment fund during the period for which the Applicable Investment Fund Rate is being determined, as if such hypothetical dividends or hypothetical capital gains distributions are reinvested when payable in additional shares of such fund.

     2.4 "Beneficiary" means the person, persons or estate entitled (as determined under Article VII) to receive payment under this Plan following a Participant's death.

     2.5 "Board" shall mean the Board of Directors of the Company.

     2.6 "Change of Control" shall be deemed to occur if any of the following circumstances shall occur:

               (a) any "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act becomes the beneficial owner of 15% or more of the then outstanding Common Stock or 15% or more of the then outstanding voting securities of the Corporation;


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               (b) any "person" or "group" within the meaning of Section 13(d)
          or 14(d)(2) of the Exchange Act acquires by proxy or otherwise the right to vote on any matter or question with respect to 15% or more of the then outstanding Common Stock or 15% or more of the combined voting power of the then outstanding voting securities of the Corporation;

               (c) Present Directors and New Directors cease for any reason to constitute a majority of the Board of Directors of the Corporation (and, for purposes of this clause (c), "Present Directors" shall mean individuals who at the beginning of any consecutive twenty-four month period were members of the Board and "New Directors" shall mean individuals whose election by the Board or whose nomination for election as directors by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then in office who were Present Directors or New Directors);

               (d) the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation; or

               (e) consummation of:

                    (i) a reorganization, restructuring, recapitalization,
               reincorporation, merger or consolidation of the Corporation (a "Business Combination") unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and the voting securities of the Corporation outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the common equity securities and the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination (including, without limitation, a corporation or other entity which as a result of such Business Combination owns the Corporation or all or substantially all of the assets of the Corporation or the Company either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of outstanding Common Stock and the combined voting power of the outstanding voting securities of the Corporation, respectively, (b) no "person" or "group" within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act (excluding (1) any corporation or other entity resulting from such Business Combination and (2) any employee benefit plan (or related trust) of the Company or any corporation or other entity resulting from such Business Combination) beneficially owns 15% or more of the common equity securities or 15% or more of the combined voting power of the voting securities of the corporation or other entity resulting from such Business Combination outstanding after such Business Combination, except to the extent that such beneficial ownership existed prior to such Business

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               Combination with respect to the Common Stock and the voting securities of the Corporation, and (c) at least a majority of the members of the board of directors (or similar governing body) of the corporation or other entity resulting from such Business Combination were members of the Board of Directors of the Corporation at the time of the execution of the initial agreement providing for such Business Combination or at the time of the action of the Board approving such Business Combination, whichever is earlier; or

                    (ii) any sale, lease, exchange or other transfer (in one
               transaction or a series of related transactions) of all or substantially all of the assets of the Corporation or the Company, whether held directly or indirectly through one or more subsidiaries (excluding any pledge, mortgage, grant of security interest, sale-leaseback or similar transaction, but including any foreclosure sale), provided, that, for purposes of clauses (e)(i) and (e)(ii) above, the divestiture of less than substantially all of the assets of the Corporation or the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of stock of or merger or consolidation of a subsidiary, transfer or otherwise, shall not constitute a Change in Control.

         Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur pursuant to clause (a) or (b) above, solely because 15% or more of the then outstanding Common Stock or the then outstanding voting securities of the Corporation is or becomes beneficially owned or is directly or indirectly held or acquired by one or more employee benefit plans (or related trusts) maintained by the Company.

         For purposes hereof, references to "beneficial owner" and correlative phrases shall have the same definition as set forth in Rule 13d-3 under the Exchange Act (except that ownership by underwriters for purposes of a distribution or offering shall not be deemed to be "beneficial ownership"), references to the Exchange Act or rules and regulations thereunder shall mean those in effect on June 29, 2000 and references to "Common Stock" shall mean the common stock of the Corporation.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Company" means UCAR Carbon Company Inc.

     2.9 "Compensation" means, solely for purposes of this Plan, a Participant's taxable base salary, taxable Variable Compensation awarded under a Variable Compensation



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Plan and any compensation that is deferred by the Participant under this Plan or any other plan maintained by the Company which satisfies the requirements of Code Sections 125 or 401(k).

     2.10 "Corporation" means GrafTech International Ltd., a Delaware corporation.

     2.11 "Date of Deferral" means (i) with respect to Variable Compensation, the dates on which payments of Variable Compensation awards for a given Service Year would otherwise have been made, (ii) with respect to base salary deferral, the date on which the relevant salary would have been paid, (iii) with respect to amounts which would otherwise have been paid from the SRIP, ERIP or EBP, the date on which lump sum amounts would have otherwise been distributed in accordance with the terms of the SRIP, ERIP or EBP, (iv) with respect to all Frozen Non-qualified Benefits, March 31, 2003, (v) with respect to Make-up Contributions and Additional Matching Contributions, the date such Contributions are actually credited by the Company to a Participant's account, and (vi) with respect to Frozen TCN Benefits, October 31, 2003.

     2.12 "Deferred Compensation" means the amount of Compensation deferred by a Participant under this Plan pursuant to Sections 5.3, 5.4 and 5.5 of this Plan.

     2.13 "Disability" shall mean a disability for purposes of the current or most recent UCAR Carbon Long-Term Disability Plan.

     2.14 "EBP" means the UCAR Carbon Equalization Benefit Plan, as amended from time to time.

     2.15 "Eligible Employee" means an individual who (i) on the date of his or her election to participate in this Plan as provided in Section 5.1, is (a) in salary grade 13 or above, and (b) a participant in a Variable Compensation Plan employed with the Company in the United


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States (or outside the United States to the extent such amounts to be deferred would otherwise be included as income for such person under the Code), or (ii) the Administrative Committee determines should be permitted to participate in this Plan.

     2.16 "Employer Retirement Contributions" means the Employer Retirement Contributions described under, and made pursuant to, the terms of the Savings Plan.

     2.17 "ERIP" means the UCAR Carbon Enhanced Retirement Income Plan, as amended from time to time.

     2.18 "Excess Deferrals" means a Participant's deferrals pursuant to Section 5.3(a)(iii) of this Plan.

     2.19 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.20 "Frozen Non-qualified Benefit" shall mean the lump sum benefit amount accrued and frozen under the SRIP, ERIP and EBP as of March 31, 2003, that is transferred to this Plan as of March 31, 2003 pursuant to Section 5.4(a) and reflected on Schedule A hereto.

     2.21 "Frozen TCN Benefit" means the lump sum benefit amount accrued and frozen under the TCN Plan as of October 31, 2003, that is transferred to this Plan as of October 31, 2003 pursuant to Section 5.4(b) and reflected on Schedule B hereto.

     2.22 "Incentive Plan" means the GrafTech Incentive Compensation Plan (effective January 1, 2003) as it may be amended from time to time, or any successor plan.

     2.23 "Make-up Contributions" shall mean the amounts credited to a Participant's account pursuant to Section 5.5(a).

     2.24 "Participant" means an Eligible Employee who (i) elects in advance to defer a portion of his or her base salary in accordance with Section 5.3 of this Plan, or (ii) elects in advance to defer a portion of his or her Variable Compensation for a given Service Year under


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one of the Variable Compensation Plans in accordance with Section 5.3 of this
Plan, if one were to be paid to such Participant for that year, and who is in fact subsequently awarded Variable Compensation for that year, payable during the following calendar year on the Date of Deferral. Effective March 31, 2003, a Participant shall also include an Eligible Employee who (a) has a Frozen Non-qualified Benefit under the Plan, or (b) receives compensation (as defined in Section 1.16 of the Savings Plan but including any base salary and Variable Compensation deferred under this Plan for the year) for such calendar year in an amount in excess of the compensation that may be considered under Section 1.16 of the Savings Plan because of the limitations imposed by Code Section 401(a)(17). Effective October 31, 2003, a Participant shall also include an Eligible Employee who has a Frozen TCN Benefit under the Plan.

     2.25 "Plan" means this UCAR Carbon Compensation Deferral Plan, as it may be amended from time to time.

     2.26 "Retirement" shall mean with respect to any Participant, the Participant's termination of employment with the Company and the attainment of age 50 with at least 10 years of service with the Company.

     2.27 "Retirement Plan" means the UCAR Carbon Retirement Plan, as amended from time to time.

     2.28 "Savings Plan" means the UCAR Carbon Savings Plan, as amended from time to time.

     2.29 "Service Year" means one of the calendar years including or after 1999, as to which an election may be made in accordance with Article V, and in respect of which Variable Compensation may be paid during the following calendar year on a Date of Deferral.

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     2.30 "SRIP" means the UCAR Carbon Supplemental Retirement Income Plan, as
amended from time to time.

     2.31 "TCN Plan" means the UCAR TCN Pension Plan, as amended from time to time.

     2.32 "Unforeseen Emergency" means an event beyond the control of the Participant that would result in severe financial hardship to the Participant if early withdrawal of the Participant's deferrals (including any earnings credited to him or her pursuant to Article VIII of this Plan) under this Plan were not permitted. Whether a Participant has an Unforeseen Emergency shall be determined by the Administrative Committee.

     2.33 "Variable Compensation" means any amounts awarded in accordance with one of the Variable Compensation Plans.

     2.34 "Variable Compensation Plans" means, collectively, the Incentive Plan and any other variable compensation plan authorized by the Administrative Committee to participate in this Plan.


                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Except as otherwise indicated, the Administrative Committee shall supervise the administration and interpretation of this Plan, may establish administrative regulations to further the purpose of this Plan and shall take any other action necessary for the proper operation of this Plan. In carrying out their responsibilities under this Plan, the Administrative Committee and other Plan fiduciaries shall have discretionary authority to interpret the terms of this Plan and to determine eligibility for entitlement to benefits, in accordance with the terms of this Plan. An interpretation made pursuant to such discretionary


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authority shall be given full force and effect, unless it can be shown that the interpretation or determination was arbitrary and capricious. All decisions and acts of the Administrative Committee shall be final and binding upon all Participants, their Beneficiaries and all other persons.


                                   ARTICLE IV

                                   ELIGIBILITY

     4.1 To be eligible to participate in this Plan for a given year, a person must have become an Eligible Employee not later than the day on or before the date which an Eligible Employee must make the election provided for in Article V of this Plan for that year.


                                   ARTICLE V

                                    DEFERRALS

     5.1 During each of the years this Plan is in effect, Eligible Employees shall be informed of the opportunity to participate in this Plan. An Eligible Employee choosing to participate in this Plan must make an election to do so on or before the date designated herein (or, if not so designated, the date designated by the Administrative Committee) and otherwise in accordance with such procedures as may be established by the Administrative Committee.

     5.2 (a) While an election to defer Variable Compensation under one of the Variable Compensation Plans shall be irrevocable when made until the next scheduled annual election period, participation in this Plan with respect to Variable Compensation shall become effective only on a Date a Deferral and only if, on such date, the Eligible Employee receives an award under one of the Variable Compensation Plans (or would have received an award but for an election to defer under this Plan).


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     Variable Compensation awards, if any, must be deferred during the annual election period immediately preceding the calendar year in which the relevant services will be performed. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Plan after March 31, 2003 may elect to defer a Variable Compensation award during the calendar year in which services will be performed; provided, however, he or she makes an election to defer within 31 days after becoming eligible to participate in this Plan.

               (b) Participation in this Plan shall become effective only on a Date of Deferral and only if the Eligible Employee is employed with the Company on the date on which the Eligible Employee must make the election provided for in this Article V. Base salary must be deferred during the annual election period immediately preceding the calendar year in which the relevant services will be performed. A Participant may suspend his or her election to defer his or her base salary at any time; provided, however, that such Eligible Employee may not resume deferrals of base salary until the following calendar year. Notwithstanding the foregoing, an Eligible Employee who becomes eligible to participate in this Plan after March 31, 2003 may elect to defer a portion of his or her base salary during the calendar year in which services will be performed; provided he or she makes an election to defer within 31 days after becoming eligible to participate this Plan.

     5.3 (a) On or before the date designated by the Administrative Committee and otherwise in accordance with such procedures as may be established, a Participant may elect voluntarily to defer:

          (i) up to 85% of the Participant's award under the Variable Compensation Plans (in 1% increments);


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          (ii) up to 50% of his or her base salary (in 1% increments); and/or

          (iii) effective March 31, 2003, some or all of his or her Compensation in excess of $200,000 to the extent such Compensation has not been previously deferred under this Plan. Such $200,000 amount shall be adjusted at the same time and in the same manner as the limitation described in Code Section 401(a)(17). For 2003 only, Compensation for purposes of this subparagraph (iii) means only Compensation earned after March 31, 2003. While Compensation for purposes of this subparagraph (iii) means all Compensation as defined in Section 2.9, deferrals under this subparagraph (iii) may be made only from base salary and Variable Compensation. Deferrals made under this subparagraph (iii) are referred to under this Plan as "Excess Deferrals". For any given year, a Participant's Excess Deferrals shall not exceed 50% of his or her Compensation in excess of $200,000 (as adjusted).

               (b) Except for Excess Deferrals under Section 5.3(a)(iii), a Participant must elect, during any applicable calendar year, to defer in the aggregate a minimum of $1,000 of his or her base salary or Variable Compensation in order to participate in this Plan in any particular year. Notwithstanding any provision in this Plan to the contrary, if a Participant fails to defer in the aggregate at least $1,000 of base salary or Variable Compensation in any calendar year, the Administrative Committee may, in its sole discretion, require such Participant to irrevocably elect to defer a minimum aggregate amount of $1,000 in the calendar year immediately following thereafter in order to participate in this Plan in any particular year.

     5.4 (a) Effective March 31, 2003, all Frozen Non-qualified Benefits have been transferred to this Plan and are deferred in accordance with the terms hereof. A Participant


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shall become vested in his or her Frozen Non-qualified Benefit upon the attainment of five years of service with the Corporation and any of its subsidiaries.

               (b) Effective October 31, 2003, the Frozen TCN Benefits listed on Schedule B have been transferred to this Plan and are deferred in accordance with the terms hereof. A Participant shall become vested in his or her Frozen TCN Benefit upon the attainment of five years of service with the Corporation and any of its subsidiaries.

     5.5 (a) Within forty-five days after each March 31st, June 30th, September 30th and December 31st, the Company shall credit a Participant with 5% of the Participant's Compensation (as defined in Section 1.16 of the Savings Plan without regard to Code section 401(a)(17) and without regard to deferrals of base salary and Variable Compensation under this Plan), which exceeds $200,000 ("Make-up Contributions"), provided that no credit will be made with respect to compensation for which a credit was made in a prior quarter in the year. Such $200,000 shall be adjusted at the same time and in the same manner as the limitation described in Code Section 401(a)(17). For the year 2003 only, Compensation shall mean only Compensation earned after March 31, 2003. A Participant shall become vested in his or her Make-up Contributions upon the attainment of five years of service with the Corporation and any of its subsidiaries.

               (b) Within forty-five days after each March 31st, June 30th, September 30th and December 31st, the Company shall credit a Participant with 100% of the first 3% and 50% of the next 2% of the Participant's Excess Deferrals ("Additional Matching Contributions"). A Participant shall be immediately vested in his or her Additional Matching Contributions.


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               (c) The provisions of Sections 5.5(a) and (b) shall not apply to any Participant who has a separate agreement with the Company providing that such Participant will not receive allocations under this Section 5.5.

               (d) Effective October 31, 2003, the provisions of Section 5.5(a) shall also apply to any Participant who has a Frozen TCN Benefit and is not eligible to participate in the Savings Plan; Make-up Contributions under this paragraph (d) will be made with respect to Compensation under as well as in excess of $200,000.

                                   ARTICLE VI

                   PAYMENTS TO PARTICIPANTS AND BENEFICIARIES

     6.1 Time of Payment. (a) Subject to subsections (b), (c), (d), (e), (f),
(g) and (h) of this Section 6.1, a Participant shall receive payment of his or her deferrals, and any earnings accruals credited under Article VIII, during the January next following his or her date of termination of employment. Notwithstanding the foregoing (including any election made by a Participant under paragraph (b) hereof) or the provisions of paragraph (f) of this Section 6.1, for Participants ("UCI Participants") employed by UCAR Composites Inc. ("UCI") whose employment is terminated in connection with the sale of the assets of UCI to Coast Composites, Inc. ("UCI Sale"), payment of their entire account balances shall be made in a lump sum payment upon the closing of the UCI Sale.

               (b) (i) Notwithstanding any provision in this Plan to the contrary, a Participant may elect to commence receipt of payments of any amounts deferred upon a specific future fixed year payment date(s) which is at least five years after the Date of Deferral or such shorter schedule as the Administrative Committee may determine; provided, however, that such payments must begin no later than the calendar year in which the Participant attains age 70 1/2. A Participant making such an election shall receive his or her lump sum payment in the


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month of the future fixed year payment date as specified by the Participant in his or her election pursuant to Section 5.1 or, if applicable, such Participant shall receive installment payments in accordance with Section 6.2.

               (ii) With respect to a Participant who has attained age 55 at the time of the election of his or her deferral, the five-year period described in subsection (i) of this Section 6.1(b) shall instead be one year with respect to all deferrals under this Plan.

               (iii) A Participant is limited to four future fixed year payment dates. The amounts paid out in such future fixed year payments shall include the sum of a Participant's deferrals under this Plan and any earnings accrued thereon.

               (c) A Participant who has an Unforeseen Emergency may receive a distribution of all or a portion of his or her account balance, including any earnings credited to him or her pursuant to Article VIII of this Plan; provided that the Participant may not receive an amount greater than the amount necessary to meet the Unforeseen Emergency and any amounts necessary to pay federal, state and local income taxes or penalties reasonably anticipated to result from a withdrawal under this Section 6.1.

               (d) Notwithstanding any provision in this Plan to the contrary, a Participant may, on the applicable Date of Deferral or at any time thereafter prior to a Change of Control, elect to receive payment of his or her entire account balance under this Plan at such time as a Change of Control occurs. Moreover, a Participant may elect to change his or her election to receive (or not to receive) payment of his or her entire account balance under this Plan upon the occurrence of a Change of Control at any time prior to the date that a Change of Control occurs. Any payments made under this subsection (d) shall be made in a lump sum within 45 days after the Change of Control has occurred.


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               (e) A Participant may request a distribution of all or a portion of his or her account balance, including any earnings credited to him or her pursuant to Article VIII of this Plan, at any time and for any reason by submitting a written request to the Administrative Committee, subject to the following substantial limitations and conditions:

               (i) The Participant shall permanently forfeit 10% of the amount distributed to him or her; and

               (ii) If the Participant is still employed by the Company, the Participant shall not be permitted to make deferral elections into the Plan for two Plan years following the year of such a distribution.

     Upon the Participant's agreement to these two conditions, the Administrative Committee shall direct a distribution to the Participant of the amount requested, less the 10% partial forfeiture described above (which shall revert to the Company and not be paid to or for the benefit of the Participant, his or her Beneficiary or any other person). The distribution shall be made in a lump sum as soon as administratively practicable.

                    (f) This subsection (f) shall govern the payment of vested Frozen Non-qualified Benefits, vested Frozen TCN Benefits, vested Make-up Contributions and Additional Matching Contributions under the Plan.

               (i) For Participants who Retire or otherwise terminate employment after March 31, 2003 and on or before December 1, 2003, such Participants shall be paid that portion of their vested Frozen Non-qualified Benefits from this Plan that would have been paid under the SRIP, ERIP or EBP, as applicable, in the form set forth in the respective plans for the duration of the calendar year including their dates of Retirement, and such amounts shall be deducted from the Participant's Frozen Non-qualified Benefits under this Plan. The


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remaining portion of the vested Frozen Non-qualified Benefits and any earnings accruals credited under Article VIII shall be paid during the January next following his or her last day of work, and such Participants may not make the elections or requests for distributions provided for in subsections (b), (c),
(d), (e) and (g) of this Section 6.1.

               (ii) A Participant shall begin to receive payment of his or her vested Make-up Contributions, Additional Matching Contributions and vested
Frozen TCN Benefit, and any earnings accruals credited under Article VIII, during the January next following the later of (i) his or her date of termination of employment or (ii) his or her attainment of age 50, provided however, that Participants may make the elections or requests for distributions described in subsections (b), (c), (d), (e) and (g) of this Section 6.1.

                    (g) A Participant may change the commencement date of payment only one time and subject to the following restrictions:

                         (i) such election is made no later than July 1 in the
                    calendar year that the Participant terminates employment (or such later date as the Administrative Committee shall determine), to be effective no earlier than the following calendar year; and

                         (ii) the election is subject to the consent of the
                    Administrative Committee.

                    (h) Notwithstanding any other provision of this Section 6.1, or any other conflicting provision of the Plan, with respect to a Participant's Frozen Non-qualified Benefit hereunder, the Company may determine, in its sole discretion, that some or


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     all of such benefit shall be paid at a specified date that is earlier than the date otherwise applicable under this Section 6.1.

     6.2 Form of Payments. (a) A Participant may elect to receive payments under this Plan in annual or quarterly installments. Such installments must commence as described in Section 6.1, and must be completed by the earlier of ten years after commencement or the calendar year in which the Participant attains age 85.


                    (b) A Participant may elect to receive installment payments either (i) annually during each January or (ii) quarterly, commencing in the January that payment was otherwise due in accordance with Section 6.1. If a Participant does not elect the form of his or her installment payments, such installment payments shall be made annually during each January.

                    (c) If a Participant does not elect the form of his or her payments, such payments shall be made in a lump sum payment.

                    (d) A Participant may change the form of payment previously elected only one time and subject to the following restrictions:

                         (i) such election is made no later than October 31 in
                    the calendar year that the Participant terminates employment (or such later date as the Administrative Committee shall determine), to be effective no earlier than the following calendar year; and

                         (ii) the election is subject to the consent of the
                    Administrative Committee.



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                    (e) (i) If a Participant dies at any time prior to receiving any portion of his or her account balance under this Plan, payment shall be made to the Participant's Beneficiary as follows:

                         (A) If the Participant's Beneficiary is his or her
surviving spouse, such Participant's entire account balance under this Plan shall be paid as follows: (i) ten annual installments or a shorter schedule, if so elected by the surviving spouse, or (ii) a lump sum payment payable on or about the January 1st following the Participant's death.

                         (B) If the Participant's Beneficiary is someone other
than his or her surviving spouse, such Participant's entire account balance under this Plan shall be paid in a lump sum payment as soon as practical following the Participant's death.

                         (ii) If a Participant dies at any time after payment of
his or her account balance under this Plan has begun, such Participant's Beneficiary shall continue to receive payment of the Participant's account in the same manner as the Participant elected, or such shorter payment schedule as elected by the Beneficiary.

                    (f) If a Participant sustains a Disability, such Participant shall receive the full amount of his or her account balance (other than deferrals to a specific future date) paid out in ten annual installments or a shorter schedule, if so elected by the Participant. Payments shall begin on the first business day of the second calendar quarter following the onset of Disability. If a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will not be affected by the Participant's Disability.

                    (g) If any lump sum distribution otherwise payable under this Plan would be disallowed in any part as a deduction to the Company in accordance with

     Section 162(m) (or a successor Section) of the Code, the Administrative Committee may determine to distribute the amount of such benefit in installments such that the Participant or Beneficiary shall receive the maximum amount permissible in each installment and still preserve the Company's full tax deduction.

     6.3 Amount of Payment. Subject to Section 6.6 hereof: (a) If a Participant is terminated by the Company for cause:

          (i) with respect to that portion of the Participant's account balance attributable to the Participant's deferrals pursuant to Sections 5.3(a)(i), 5.3(a)(ii), and 5.3(a)(iii) hereof ("Participant Deferrals") only, the Participant shall receive the lesser of (A) his or her Participant Deferrals, less any previous payments made, or (B) his or her account balance attributable to Participant Deferrals. The Corporation's Board of Directors may determine whether the amount payable under this paragraph (i) shall be paid in the form previously elected by the Participant, or in some other form of payment.

          (ii) With respect to the remainder of the Participant's vested account balance, the Corporation's Board of Directors may determine whether some or all of such amounts shall be terminated or suspended or, if any such amounts are not terminated or suspended, the Corporation's Board may determine the applicable form of payment of such amounts. In no event shall a Participant under this subparagraph (a) receive any vested Frozen Non-qualified Benefit or vested Frozen TCN Benefit prior to age 50.

          (b) If a Participant terminates employment voluntarily, such Participant shall receive the full amount of his or her vested account balance. In no event shall a Participant under this subparagraph (b) receive any vested Frozen Non-qualified Benefit or vested Frozen TCN Benefit prior to age 50.

          (c) If a Participant's employment is terminated for any reason other than termination by the Company for cause or voluntary termination, such Participant (or Beneficiary) shall receive the full amount of his or her vested account balance (other than deferrals to a specific future date) in the calendar year following the Participant's termination of employment. However, if a Participant has elected to receive a portion or all of his or her account balance on a specific future date, that election will remain in place. In no event shall a Participant under this subparagraph (c) receive any vested Frozen Non-qualified Benefit or vested Frozen TCN Benefit prior to age 50.

     6.4 Payment in U.S. Dollars. All payments under this Plan shall be made in U.S. dollars.

     6.5 Reduction of Payments. All payments under this Plan shall be reduced by any and all amounts that the Company is required to withhold pursuant to applicable law.

     6.6 Detrimental Conduct. If the Board of Directors of the Corporation determines, after a hearing, that a Participant who is eligible to receive or is receiving his or her account balance under this Plan has engaged in Detrimental Conduct as defined below:

          (i) with respect to that portion of the Participant's account balance attributable to the Participant's deferrals pursuant to Sections 5.3(a)(i), 5.3(a)(ii), and 5.3(a)(iii) hereof ("Participant Deferrals"), the Participant shall receive the lesser of (A) his or her Participant Deferrals, less any previous payments made, or (B) his or her account balance attributable to Participant Deferrals. The Corporation's Board of Directors may determine whether the amount payable under this paragraph (i) shall be paid in the form previously elected by the Participant, or in some other form of payment.

          (ii) With respect to the remainder of the Participant's vested account balance, the Corporation's Board of Directors may determine whether some or all of such amounts shall be terminated or suspended or, if any such amounts are not terminated or suspended, the Corporation's Board may determine the applicable form of payment of such amounts.

          (iii) "Detrimental Conduct" for these purposes includes activities which have been, are or would reasonably be expected to be detrimental to interests of the Corporation or any of its subsidiaries, as determined in the sole and good faith judgment of the Board of Directors of the Corporation. Such activities include, but are not limited to, unlawful conduct under securities, antitrust, tax or other laws, improper disclosure or use of confidential or proprietary information or trade secrets, competition with or improper taking of a corporate opportunity of any business of the Corporation or any of its subsidiaries, failure to cooperate in any investigation or legal proceeding, or misappropriation of property.

                                  ARTICLE VII

                                  BENEFICIARIES

     7.1 A Participant may at any time, and from time to time, prior to his or her death designate one or more Beneficiaries to receive any payments to be made following the Participant's death. If no such designation is on file with the Company at the time of a Participant's death, the Participant's Beneficiary shall be the beneficiary or beneficiaries named in the beneficiary designation most recently filed by the Participant under the Savings Plan. If a Participant has not effectively designated a beneficiary under the Savings Plan, or if no designated beneficiary has survived the Participant, the Participant's Beneficiary shall be the Participant's surviving spouse or, if no spouse has survived the Participant, the estate of the deceased Participant. If an individual Beneficiary cannot be located for a period of one year following the Participant's death, despite mail notification to the Beneficiary's last known address, and if the Beneficiary has not made a written claim for benefits within such period to the Administrative Committee, the Beneficiary shall be treated as having predeceased the Participant. The Administrative Committee may require such proof of death and such evidence of the right of any person to receive all or part of a deceased Participant's account balance as the Administrative Committee may consider appropriate. The Administrative Committee may rely upon any direction by the legal representatives of the estate of a deceased Participant, without liability to any other person.


                                  ARTICLE VIII

                                EARNINGS ACCRUALS

     8.1 Each Participant's account balance under this Plan shall be credited with earnings from the Date of Deferral through a date as close as practicable to the date such deferral is paid out or withdrawn pursuant to Article VI. Earnings under this Section 8.1 shall accrue at the rate elected in accordance with Section 8.2. Notwithstanding the foregoing, with respect to UCI Participants' accounts, earnings accruals will cease prior to the closing date of the UCI Sale, as close to such closing date as administratively feasible, as necessary to allow for a payout of such accounts as of the closing date of the UCI Sale.

     8.2 (a) Earnings accruing in accordance with Section 8.1 shall accrue at the Applicable Investment Fund Rate.

          (b) Subject to subparagraph (c) of this Section 8.2, a Participant shall designate at the time of his or her election to defer any amounts under this Plan which accrual rate or rates shall apply to his or her deferrals; provided, however, such elections must be in whole percentage points. Subject to subparagraph (c) of this Section 8.2, such elections shall be effective as of the Date of Deferral through a date as close as practicable to the date such deferral is paid out or withdrawn pursuant to Article VI.

          (c) A Participant may elect on a daily basis to change the accrual rate under this Section 8.2 with respect to any or all previous deferrals under this Plan.

          (d) Notwithstanding subparagraph (b) of this Section 8.2, a Participant who either (i) is subject to Section 16 of the Exchange Act or (ii) is deemed subject to Section 16 of the Exchange Act by the Administrative Committee may utilize the GrafTech Nonqualified Stock Fund rate at the time of his or her election to defer any amounts under this Plan; provided, however, that such allocated amounts shall not be eligible for reallocation to another accrual rate under this Section 8.2 for a period of 6 months from the Date of Deferral.

                                   ARTICLE IX

                               GENERAL PROVISIONS

          9.1 Prohibition of Assignment or Transfer. Any assignment, hypothecation, pledge or transfer of a Participant's or Beneficiary's right to receive payments under this Plan shall be null and void and shall be disregarded, except to the extent required by law.

          9.2 Plan Not to Be Funded. The Company is not required, for the purpose of funding this Plan, to segregate any monies from its general funds, create any trusts, or make any special deposits, which will give a Participant greater rights than those of a general unsecured creditor of the Company, and the right of a Participant or Beneficiary to receive a payment under this Plan shall be no greater than the right of an unsecured general creditor of the Company.

          9.3 Effect of Participation. Neither selection as a Participant, nor an election to participate or participation in this Plan, shall entitle a Participant to receive awards under the

Variable Compensation Plans, SRIP, ERIP or EBP, or the TCN Plan or affect the Company's right to discharge a Participant.

     9.4 Communications To Be in Writing. All elections, requests and communications to the Company from Participants and Beneficiaries, and all communications to such persons from the Company, shall be in writing, and in such form and manner, and within such time, as the Company shall determine. In lieu of the foregoing, the Company may install a telephonic voice response system or utilize electronic means (such as e-mail or the internet) for such elections, requests and communications.

     9.5 Absence of Liability. No officer, director or employee of the Company shall be personally liable for any acts or omission to act under this Plan or, except in circumstances involving bad faith, for such officer's, director's or employee's own act or omission to act.

     9.6 Titles for Reference Only. The titles given herein to sections and subsections are for reference only and are not to be used to interpret the provisions of this Plan.

     9.7 Delaware Law To Govern. All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with Delaware law.

     9.8 Amendment. The Board with the consent of the Board of the Corporation (and, as described in the next sentence, the Administrative Committee) may amend this Plan at any time, but no amendment may be adopted which alters the payments due Participants or Beneficiaries, as of the date of the amendment, or the times at which payments are due, without the consent of each Participant affected by the amendment and of each Beneficiary (of a then deceased Participant) affected by the amendment. The Administrative Committee may authorize any amendment which, either by itself or when aggregated with other amendments adopted during the calendar year, does not increase the Company's annual cost of any past or future benefits under this Plan by more than $500,000.

     9.9 Plan Termination. The Board with the consent of the Board of the Corporation may terminate this Plan for any reason and at any time. In the event of such termination, the accounts of each Participant or Beneficiary under this Plan shall become immediately payable in accordance with Section 6.1; provided, however, that the Board, in its sole discretion, upon Plan termination or at any time thereafter, may decide to make lump sum payments in lieu of annual payments.

     9.10 Successors of the Company. The Company will require any Successor to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Plan, "Successor" shall mean any person that obtains or succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of voting securities of the Company, by acquisition of rights to vote voting securities of the Company or otherwise, including but not limited to any person or group that acquires the beneficial ownership or voting rights described in the definition of Change of Control.

                            UCAR CARBON COMPANY INC.



                            By: _________________________________

                                   SCHEDULE A

                      LIST OF FROZEN NON-QUALIFIED BENEFITS
                             TRANSFERRED PURSUANT TO
                           SECTION 5.4(a) OF THE PLAN
                           --------------------------


                  The following schedule sets out the aggregate lump sum benefit amounts transferred from the SRIP, ERIP and EBP as of March 31, 2003 pursuant to
Section 5.4(a) of the Plan, with respect to the indicated Participants as well as any other individual who becomes known to have such a benefit in the future.

            Name                                    Lump Sum Amount
            ----                                    ---------------

ASMUSSEN                     ERICK                   $   17,860.60
BANZER                       JOSEPH                      10,051.88
BARNARD                      PETRUS                   1,404,779.90
BATTY                        LIONEL                      36,924.31
BEIGHTOL                     FREDERICK                   64,549.78
BELING                       LUIZ                       794,147.13
BLAIR                        DARRELL                      6,333.67
BLOWES                       BRIAN ERIC                   5,725.28
BOARDMAN                     TIMOTHY                      5,506.12
BOWER                        MICHAEL                     29,657.58
BOWMAN                       BRIAN                       48,908.39
BREWER                       KIM                         42,476.14
BROOKS                       STEVEN                       9,302.06
BURKETT                      THOMAS                      21,048.26
BURSLEY                      JUANITA                      6,337.30
CALARCO                      PAUL                       168,985.47
CARR                         MICHAEL                     14,566.94
Cate                         William                    930,725.30
CHANG                        CHING-FENG                  36,997.58
DEFAZIO                      CHARLES                     26,462.44
DEGASPERIS                   CORRADO                     45,609.56
DOW JR                       WILLIAM ARTH                 5,593.38
DOWDLE                       THOMAS                      12,622.29
DUNCANSON                    PETER                        8,067.55
ERWIN                        J DEAN                      21,479.79
FREITAS                      LUIZ                        43,094.62
FRYDENBERG                   ALLEN                       12,673.15
GAROFALO                     ELISE                        8,054.67
GRIFFITHS                    MICHAEL                     24,647.80
GRIGGS                       DOUGLAS                      2,871.09
HAWORTH                      JOSEPH                      57,057.12

HAWTHORNE                    JOEL                        12,328.61
HEDGE                        JOHN                        15,668.36
HEINZ                        STEPHEN                     42,934.41
HIGGINS                      LUKE                         7,954.49
HILMER                       DAVID                       12,734.41
INTERMILL                    ALLAN                       57,181.79
JACQUES                      THOMAS                       3,488.52
JUDD                         BARRY                       14,841.80
KAMPE                        DENNIS                       9,977.76
KENT                         EDGAR                       10,372.79
KLOTZ                        JAMES                       33,769.46
KOLTS                        CARL                         6,966.40
KORTOVICH                    JAMES                       30,332.32
KRASSOWSKI                   DANIEL                       3,794.97
LEWIS                        RICHARD                     35,016.01
LYNCH                        RANDALL                     20,092.04
MARICONDA JR                 ALBERT                       2,683.21
MARINO                       GAIL CEHAK                  12,654.60
MASON                        SCOTT CARTER               577,717.73
MERCURI                      ROBERT                      40,115.45
MICHALS                      TED                          3,759.58
MIESKOWSKI                   DAVID                       14,963.76
MILLER                       DOUGLAS                      2,998.63
MITCHEM                      RONNIE                     291,172.56
NARWOLD                      KAREN LEE                  151,242.60
NORLEY                       JULIAN                       9,663.97
NORTHINGTON                  NANCY                       10,066.46
OSTERMAN                     EDWARD                      21,503.89
PEGRAM                       JAMES                        3,532.64
PLAYFORD                     GILBERT                  7,686,209.88
REEP                         DAVID                       27,102.05
SHEN                         WEI-MING                    21,376.15
SHULAR                       CRAIG                    2,993,140.55
SMITH                        ROBERT                      14,878.59
SMITH                        THOMAS                      11,813.83
STAMM                        ROBERT                      46,123.39
TONER                        JOHN A                      98,786.50
TURK                         DAVID                       51,431.60
WAYNE                        PAUL                        28,769.56
WENSKE                       JAMES                       35,252.14
WETULA                       JOHN                        76,784.34
WHITE                        DONALD KENNE                18,742.64

                                   SCHEDULE B

                           LIST OF FROZEN TCN BENEFITS
                             TRANSFERRED PURSUANT TO
                           SECTION 5.4(b) OF THE PLAN


                  The following schedule sets out the aggregate lump sum benefit amounts transferred from the TCN Plan as of October 31, 2003 pursuant to Section 5.4(b) of the Plan.

       Name                                                  Lump Sum Amount
       ----                                                  ---------------

    Lionel Batty                                                  $57,916
    Gerhard Hanson                                                $20,244